Exhibit 99.1

MINDSPEED ANNOUNCES FILING OF FORM 12B-25

NEWPORT BEACH, Calif., December 12, 2013 — Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced that it has filed a Notification of Late Filing, or Form 12b-25, with the Securities and Exchange Commission with regard to its Annual Report on Form 10-K for the fiscal year ended September 27, 2013 (the “Annual Report”).

Additional time is needed because Mindspeed experienced a disruption in its normal closing process for the quarter ended September 27, 2013 as a result of Mindspeed’s negotiation and announcement of a definitive merger agreement with M/A-COM Technology Solutions Holdings, Inc. (“MACOM”) and Micro Merger Sub, Inc., a wholly-owned subsidiary of MACOM, and the tender offer associated therewith; Mindspeed’s filing of a recommendation/solicitation statement and associated amendments on Schedule 14d-9 with the Securities and Exchange Commission; and Mindspeed’s previously announced negotiations with respect to a divestiture of its wireless infrastructure business unit. Active negotiations and financial diligence relating to the transaction with MACOM and the proposed divestiture began in September 2013, as Mindspeed’s fiscal year was ending, and continued into the closing period. Substantial additional activity relating to these transactions continued through the deadline for the Annual Report. The quantity and complexity of matters relating to these transactions required substantial management time and attention and resulted in a delay in Mindspeed’s preparation of its financial statements and other documentation relating to the Annual Report. Accordingly, Mindspeed is unable to file its Annual Report by the prescribed due date without unreasonable effort or expense. Mindspeed expects to file the Annual Report within the extension period of fifteen calendar days provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended.

Mindspeed does not expect any adjustments to its financial results for the fourth quarter and fiscal year ended September 27, 2013, as previously announced on November 5, 2013, or any other prior period, as a result of the foregoing.

About Mindspeed Technologies

Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The Company’s low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and long-term evolution (LTE) mobile networks. The Company’s high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed’s products are sold to original equipment manufacturers (OEMs) around the globe.

Forward-Looking Statements

This press release contains forward-looking statements based on Mindspeed’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, in addition to statements relating to Mindspeed’s business, financial results and prospects, statements concerning the transaction with MACOM; the potential for the divestiture of Mindspeed’s wireless business; and

Mindspeed’s intention to file its Annual Report for the fiscal year ended September 27, 2013. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect Mindspeed’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although Mindspeed believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. For example, there can be no assurances with respect to either the closing of the MACOM transaction, a divestiture of Mindspeed’s wireless business, or Mindspeed’s ability to file its Annual Report within the extension period of fifteen calendar days provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, among others, the potential that the tender offer will not be successfully completed; the lack of a binding agreement with respect to the divestiture of Mindspeed’s wireless business to a proposed third party and the risk that the divestiture may not be completed; matters arising in connection with the parties’ efforts to comply with and satisfy closing conditions relating to the transaction; failure to achieve expected synergies and other anticipated benefits of the transaction; and other risks and uncertainties generally affecting Mindspeed’s business, including fluctuations in our operating results and the potential for future operating losses; loss of or diminished demand from one or more key distributors; our ability to develop and introduce new products successfully; pricing pressures; whether we continue to sustain losses and consume cash in our operations; customer and employee uncertainty arising from the announcement of the transaction with MACOM and the potential divestiture of our wireless business; and the potential for intellectual property or other litigation. Additional risks and uncertainties that could cause our actual results to differ from those set forth in any forward-looking statements are discussed in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 28, 2012, our most recent Quarterly Report on Form 10-Q, and our future filings with the Securities and Exchange Commission.

Mindspeed Investor Relations Contact:

Mindspeed Technologies, Inc.

Kevin Trosian

VP, Corporate Development and Investor Relations

+1 949.579.3111

Investor.Relations@Mindspeed.com